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                                                          Exhibit 10bb(i)
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                  Senior Management Long Term Incentive Plan


      WHEREAS, it is deemed  desirable to terminate  this  corporation's  Senior
            Management Long Term incentive Plan (the "Plan") in connection with the merger of this corporation with a wholly-owned subsidiary of SBC Communications Inc., as contemplated by a merger agreement entered into between the parties as of April 1, 1996 (the "Merger"):

      RESOLVED that this  corporation's  Senior  Management  Long Term Incentive
            Plan (the "Plan") shall be terminated with respect to the participants who are "covered employees" within the meaning of
            Section 162(m) of the Internal Revenue Code of 1986, as amended, effective immediately prior to the filing of the Articles of Merger with the Secretary of State of Nevada. Further, the Plan shall be terminated with respect to all participants other than those described in the preceding sentence, effective upon the completion of the Merger.